SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                   Interchange Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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         4) Date Filed:
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












                  Notice of 2004 Annual Meeting of Shareholders
                               and Proxy Statement












                                         Interchange
                               [LOGO]    Financial Services
                                         Corporation

                      [Logo]  Interchange
                              Financial Services
                              Corporation

                         Park 80 West/Plaza II
                         Saddle Brook, NJ 07663





Dear Fellow Shareholders:

     Please accept this invitation to attend our 2004 Annual Shareholders' Meeting. The meeting will be held Thursday, April 22 at 3:00 p.m. at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey.

     Our  agenda  will  include  the  election  of  seven   directors   and  the
ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2004.

     In order to ensure that your shares are represented at the Annual Meeting, please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you so desire.

     Please accept our thanks for your continued confidence in our Company. We look forward to seeing you at the meeting.


                                       Sincerely,





                                       /s/ Anthony S. Abbate
                                       -------------------------
                                       Anthony S. Abbate
                                       President and Chief Executive Officer

March 25, 2004

                                Table of Contents



NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . . 1

PROXY STATEMENT

 Questions and Answers . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

 Proposal No. 1 - Election of Directors  . . . . . . . . . . . .   . . . . .  5

   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

   Recommendation of the Company's Board of Directors . . . . .  . . . . . .  5

   Nominees and Directors  . . . . . . . . . . . . . . . . . . . . . . . . .  5

   Committees and Meetings of the Board of Directors  . . . . . . . . . . . . 7

   Compensation/Stock Option Committee Interlocks and Insider Participation . 8

   Director Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .8

 Proposal No. 2 - Ratification of Appointment of Independent Public Auditors .9

   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

   Recommendation of the Company's Board of Directors . . . . . . . . . . . . 10

 The Company's Executive Officers, Executive Compensation and
 Other Company Information. . . . . . . . . . . . . . . . . . . . . . . . . . 10

   Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

   Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . 11

   Stock Option Grants in Last Fiscal Year. . . . . . . . . . . . . . . . . . 12

   Aggregated Option Exercises in Last Fiscal Year and Year End
   Option Values . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . 12

   Pension Plan and Supplemental Executives' Retirement Plan . . . . . . . .  12

   Capital Investment Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 13

   Change-in-Control Arrangements . . . . . . . . . . . . . . . . . . . . . . 13

 Compensation/Stock Option Committee Report on Executive Compensation.  . . . 14

   Compensation Strategy . . . . . . . . . . . . . . . . . . . . . . . . . .  14

   Base Salary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

   Annual Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

   Stock Option and Incentive Plan . .. . . .  . . . . . . . . . . . . . . .  15

   Chief Executive Officer Compensation . . . . . . . . . . . . . . . .  . .  15

 Audit Committee Report. . . . . . . . . . . . . . . . . . .. . . . . . . . . 16

   Fees Paid to Our Independent Auditors. . . . . . . . . . . . . . . . . . . 17

 Five Year Performance Comparison . . . . . . . . . . . . . . . . . . . . . . 18

 Principal Shareholders and Holdings of Management of the Company. . . . . .  19

   Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . . . .  19

 Certain Relationships and Related Party Transactions of the Company. . . . . 20

   Transactions with Management  . . . . . . . . . . . . . . . . . . . .  . . 20

   Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

   Shareholder Communication . . . . . . . . . . . . . . . . . . . . . . . .  20

   Nominating Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

   Directors Attendance at Meetings . . . . . . . . . . . . . . . . . . . . . 21

   Submission of Shareholder Proposals . . . . . . . . . . . . . . . . . . .  21

   Solicitation Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  21

   Financial Materials . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

   Where You Can Find More Information . . . . . . . . . . . . . . . . . . .  21







                Notice of the 2004 Annual Meeting of Shareholders

                                           [Logo]   Interchange
                                                    Financial Services
                                                    Corporation

                                                               March 25, 2004

To Our Shareholders:

     The Annual Meeting of Shareholders of Interchange Financial Services Corporation will be held at 3:00 p.m. on Thursday, April 22, 2004 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey to consider and take action on the following proposals:

1.   Elect seven directors:  Anthony D. Andora, Gerald A. Calabrese,  Jr., David
     R. Ficca, Nicholas R. Marcalus and Benjamin Rosenzweig for a term of three years; John A. Schepisi for a term of two years and Joseph C. Parisi for a term of one year;

2. Ratify the Board's appointment of Deloitte & Touche LLP as our independent auditors for 2004; and

3.   Such other business as may properly come before the Meeting.

     Shareholders who owned shares of our stock at the close of business on March 12, 2004 are entitled to notice of and to vote at the Annual Meeting. This notice, the proxy statement, a proxy and voting instruction card, and the 2003 Annual Report are being distributed on or about March 25, 2004.

     Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.


                                              By Order of the Board of Directors



                                              /s/ Benjamin Rosenzweig
                                              -------------------------------
                                              Benjamin Rosenzweig
                                              Secretary


Your vote is important. Please complete, date, sign, and return promptly the enclosed proxy in the postage-paid envelope provided even if you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may then withdraw your proxy and vote in person, if you wish.

Questions and Answers
--------------------------------------------------------------------------------

Q: Why did I receive this Proxy Statement?

A: The board of directors of Interchange Financial Services Corporation (the "Company" or "we" or "us") is soliciting proxies to be voted at the Annual Meeting of Shareholders ("annual meeting") to be held on Thursday, April 22, 2004, and at any adjournment of the annual meeting. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law.

Q: Who is entitled to vote?

A: Shareholders who own Company stock as of the close of business on March 12, 2004 (the "Record Date") may vote at the annual meeting. Each share is entitled to one vote with respect to each matter considered at the annual meeting. There were 12,738,449 shares of our stock outstanding on the Record Date.

Q: What is the proxy card?

A: The proxy card enables you to appoint Eleanore S. Nissley, Anthony R. Coscia and John J. Eccleston as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing them to vote your shares at the meeting as you instructed on your proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Q: What am I voting on?

A:   You are voting on:

     |X|  the  election  of  seven  directors  (Anthony  D.  Andora,  Gerald  A.
          Calabrese, Jr., David R. Ficca, Nicholas R. Marcalus, Benjamin Rosenzweig, John A. Schepisi and Joseph C. Parisi); and

     |X| the ratification of the board's appointment of Deloitte & Touche LLP as our independent auditors for the 2004 fiscal year.

Q: Will there be any other items of business on the agenda?

A: We do not expect any other items of business because the deadlines for shareholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the annual meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Q: How do I vote?

A: You may vote by mail. Mark your choices on the enclosed proxy card and sign, date and return it in the enclosed, self-addressed envelope. If you sign your proxy card but do not make any selections, your shares will be voted:

     |X|  FOR the seven named nominees for directors; and

     |X|  FOR the ratification of the independent auditors.

     You may vote in person at the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. If you submitted a proxy, you will first need to revoke it before you may vote in person at the meeting. If you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means you hold them in an account at a brokerage firm.

Q: What does it mean if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Continental Stock Transfer and Trust Company (212-509-4000); otherwise, contact your brokerage firm.

Q:   How do I revoke my proxy?

A: You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     |X| filing with the Secretary of the Company at or before the annual meeting a written notice of revocation bearing a later date than the proxy;

     |X| duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the annual meeting; or

     |X| attending the annual meeting and voting in person (although attendance at the annual meeting will not in itself constitute revocation of a proxy). You would first need to notify the Secretary of the Company of your desire to revoke your proxy.

     Any written notice revoking a proxy should be delivered to Benjamin Rosenzweig, Secretary, Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey, 07663.

Q: Will my shares be voted if I do not return my proxy card?

A: If your shares are held in your name, they will not be voted at the meeting unless you either submit a signed proxy, or attend the meeting and vote in person.

     If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Under NASD rules, brokerage firms have authority to vote customers' unvoted shares on "routine" matters.

     If you do not give a proxy to vote your shares, your brokerage firm may either:

     |X|  vote your shares on routine matters, or

     |X|  leave your shares unvoted.

     You may have granted to your stockbroker discretionary voting authority over your account. Depending on the terms of your agreement with your stockbroker, the firm may be able to vote your shares. We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

Q: How are abstentions, withholding of votes and broker non-votes treated?

A: The affirmative vote of the holders of a majority of the shares of our common stock present and voting at the meeting is required to approve the proposals (other than the election of directors). Abstentions and withholding of votes as to any proposal will not be counted as votes cast in favor of or against the proposal. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted as to any proposal (so-called broker non-votes) will not be counted as votes cast with respect to the proposal. Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Q: How many shares must be present to hold the meeting?

A: To hold the meeting and conduct business, a majority of our shares outstanding as of March 12, 2004, must be present at the meeting. This is called a quorum. Shares are counted as present at the meeting if the shareholder:

     |X| is present and votes in person at the meeting, or

     |X| has properly submitted a proxy card.

Q: How many votes must the nominees have to be elected as directors?

A: The seven nominees receiving the highest number of "yes votes" will be elected as directors. This number is called a plurality. (We use the phrase "yes vote" to mean a vote for a proposal.)

Q:   What happens if a nominee is unable to stand for election?

A: The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Mrs. Nissley, Messrs. Coscia and Eccleston can vote your shares for a substitute nominee. They cannot vote for more than seven nominees.

Q: How many votes must the proposal to ratify the auditors have to pass?

A: To pass, the proposal must receive the "yes vote" of a majority of the shares present at the meeting in person or by proxy, but not less than a majority of the shares required for a quorum.

Q: How are votes counted?

A: On the proposal to elect directors, you may vote "for" all nominees (except as marked), or "withhold" your vote from all nominees and to ratify the auditors, you may vote "for," "against" or "abstain."

     If you abstain and withhold your vote as to any proposal, it will not be counted as a vote cast in favor of or against the proposal. If you return your proxy without voting instructions, your shares will be counted as a "yes vote" for each nominee and for the ratification of the auditors.

     Voting  results  are  tabulated  and  certified  by  our  transfer   agent,
     Continental Stock Transfer and Trust Company.

Q: Is my vote kept confidential?

A: Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q: Where do I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2004. We will file that report with the Securities and Exchange Commission. You may obtain a copy by calling Shareholder Relations (201) 703-2265 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov

Proposal No. 1 - Election of Directors
--------------------------------------------------------------------------------

General

     The first item to be acted upon at the annual meeting is the election of seven directors to serve until the 2005, 2006 and 2007 annual meeting of shareholders. The Company's board of directors currently consists of fifteen members. In accordance with the Company's restated certificate of incorporation and bylaws, the board is divided into three classes, each of which contains approximately one-third of the board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

     Each nominee is currently a director of the Company and was elected by the shareholders at a previous annual meeting with the exception of Gerald A. Calabrese, Jr., Joseph C. Parisi and John A. Schepisi who were appointed to the board in connection with the Company's acquisition of Bridge View Bancorp. Each nominee for director and each continuing director also serves as director of Interchange Bank (the "Bank"), a subsidiary of the Company. If a nominee should become unavailable to serve as a director for any reason, which management does not anticipate, the proxy will be voted for a substitute nominee selected by the board of directors or, if no substitute is selected, the number of directors may be reduced. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected. Jeremiah F. O'Connor, the Company's Vice Chairman of the Board, is the father of Jeremiah F. O'Connor, Jr., a director of the Bank.

Recommendation of the Company's Board of Directors

     The Company's board of directors recommends that you vote "for" election of the seven nominees listed below. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the seven nominees listed below.

Nominees and Directors
--------------------------------------------------------------------------------
Nominees to be elected Directors for terms of three years expiring in 2007

Anthony D. Andora, age 73, is a member of Andora & Romano, LLC, a law firm in Paramus, New Jersey. Mr. Andora has been a director of the Company since 1984 and of the Bank since 1969. He is Chairman of the Board and Chairman of the Nominating Committee, and is a member of the Executive Committee, the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees.

Gerald A. Calabrese, Jr., age 54, is President of Century 21, Calabrese Realty and Chairman and Chief Executive Officer of Metropolitan Mortgage Company. Mr. Calabrese has been a director of the Company and the Bank since 2003. He serves as a member of the Nominating Committee, the Governance Committee and is an alternate member of the Executive Committee.

David R. Ficca, age 72, is a retired director of Richton International Corporation and the retired Vice Chairman of Kidde, Inc, a multi-market manufacturing and service organization. He has been a director of the Company since 1984 and of the Bank since 1983. He is a member of the Executive Committee, the Governance Committee, the Corporate Planning and Finance Committee and the Compensation/Stock Option Committee.

Nicholas R. Marcalus, age 60, is President and Chief Executive Officer of Marcal Paper Mills, Inc., a manufacturer of paper products, in Elmwood Park, New Jersey, and serves on the board of directors of that organization. Mr. Marcalus has been a director of the Company and the Bank since 1997, and serves on the Nominating Committee, Governance Committee and is an alternate member of the Executive Committee.

Benjamin Rosenzweig, age 78, is Vice President of Azco Steel Company, a division of Bushwick Steel Corp. He has been a director of the Company since 1984 and of the Bank since 1976 and is Secretary of the Company and the Bank. He serves as a member of the Executive Committee, the Nominating Committee and the Governance Committee.

  Nominees to be elected  Directors for terms of two years expiring in
2006

John A. Schepisi, age 59, is Senior Partner of Schepisi & McLaughlin, Attorneys at Law. Mr. Schepisi has been a director of the Company and the Bank since 2003. He serves as a member of the Corporate Planning and Finance Committee and is an alternate member of the Executive Committee.

Nominees to be elected Directors for terms of one year expiring in 2005

Joseph C. Parisi, age 78, is President and Chief Executive Officer of Otterstedt Insurance Agency. Mr. Parisi has been a director of the Company and the Bank since 2003. He serves as a member of the Audit Committee, the Compensation Committee and is an alternate member of the Executive Committee.

Directors to continue in office for terms expiring in 2006

Donald L. Correll, age 53, is President and CEO of Pennichuck Corporation (PNNW:
NASDAQ) since August 4, 2003, a holding company whose subsidiaries are active in public water supply, water related services and real estate. He is also a Senior Advisor and Advisory Director of Underground Solutions Inc. (UGSI: pink sheets). Mr. Correll retired as Chairman and CEO of United Water Resources, Inc. in 2001. Mr. Correll has been a director of the Company and the Bank since 1994 and serves on the Audit Committee, Compensation/Stock Option Committee, Corporate Planning and Finance Committee and is an alternate member of the Executive Committee.

James E. Healey, age 62, is a practicing Certified Public Accountant in Park Ridge, New Jersey and is also a Director of Marcal Paper Mills, Inc. In addition, he is a Trustee of Pace University in New York City, a Trustee of St. Joseph's Hospital and Medical Center in Paterson, New Jersey, and Chairman of the Board of Trustees of the United Way of Bergen County, in Oradell, New Jersey. In December 2000, Mr. Healey retired as Executive Vice President and Chief Financial Officer of Nabisco Holdings Corp., a position he held since June 1997, and retired as Senior Vice President and Chief Financial Officer of Nabisco Group Holdings, Inc., a position he held since June 1999. Mr. Healey has been a director of the Company and the Bank since 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate Planning and Finance Committee and the Executive Committee.

Jeremiah F. O'Connor, age 70, is currently a principal of NW Financial Group (since 1996), a financial advisory firm. Mr. O'Connor was formerly a Managing Director of NatWest Financial Markets Group (since 1994). Mr. O'Connor has been a director of the Company since 1984 and the Bank since 1969. He is Vice Chairman of the Board. He is Chairman of the Governance Committee and serves on the Executive Committee, Nominating Committee and Compensation/Stock Option Committee.

Robert P. Rittereiser, age 65, is Chairman and Chief Executive Officer of GFinancial, L.L.C., formerly known as Gruntal Financial, L.L.C., and GCO Services, L.L.C., formerly known as Gruntal & Co., L.L.C., which are related investment services firms based in New York City. On October 29, 2002, each of GFinancial, L.L.C., and GCO Services, L.L.C, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code for the Southern District of New York. Both bankruptcy proceedings are presently in progress. Mr. Rittereiser also serves as Chairman of Yorkville Associates Corp., a private investment and financial advisory concern formed in April 1989. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He has been a Director of the Company and of the Bank since July 1989. He is Chairman of the Corporate Planning and Finance Committee and a member of the Compensation/Stock Option Committee and the Executive Committee
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Directors to continue in office for terms expiring in 2005

Anthony Abbate, age 64, is President and Chief Executive Officer of the Company. Mr. Abbate has been a director of the Company since 1984 and the Bank since 1981. He is Chairman of the Executive Committee and a member of the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all committees. Mr. Abbate also serves (since February 2004) as an independent director to the Board of K-Sea General Partner GP LLC, (NYSE:KSP) and a member of the company's Audit Committee.

Anthony R. Coscia, age 44, is a partner and executive committee member of the law firm of Windels Marx Lane & Mittendorf, LLP in New York and New Brunswick, New Jersey. He currently serves as the Chairman of Port Authority of New York and New Jersey. Mr. Coscia has been a director of the Company and the Bank since 1997. He serves on the Audit Committee, Nominating Committee and Governance Committee and is an alternate member of the Executive Committee.

John J. Eccleston, age 78, retired principal of R.D. Hunter & Company, L.L.C., Certified Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants and Registered Municipal Accountants. Mr. Eccleston has been a director of the Company since 1984 and the Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee and Corporate Planning and Finance Committee.

Eleanore S. Nissley, age 71, is a commercial real estate investor, and she serves as Vice Chairperson of Hackensack Meadowlands Development Commission. Mrs. Nissley has been a director of the Company and of the Bank since 1992. She is a member of the Audit Committee, the Nominating Committee and Governance Committee and is an alternate member of the Executive Committee.
--------------------------------------------------------------------------------

Committees and Meetings of the Board of Directors

     During 2003, the board of directors of the Company held 5 meetings and the Bank held 12 meetings. All incumbent directors attended at least 75% of the aggregate meetings of each board and the committees of each board on which they served that were held during fiscal year 2003.

     The Company's board of directors has determined that Mr. Eccleston, chairman, Messrs. Correll and Healey, members of the Company's audit committee are financial experts.

     The following committees serve both the Company and the Bank.

------------------------------------------------------------------------------------------------------------------------------------
Name of Committee and Members           Functions of the Committee                                           Meetings in 2003
-----------------------------           ----------------------------------------------------------           ----------------
Audit
John J. Eccleston, Chairman             Reviews significant audit, accounting and other principles,                  9
Donald L. Correll                       policies and practices, the activities of independent auditors
Anthony R. Coscia                       and of the Company's internal auditors, and the conclusion and
James E. Healey                         recommendations of auditors and the reports of regulatory
Eleanore S. Nissley                     examiners upon completion of their respective audits and
Joseph C. Parisi                        examinations.
------------------------------------------------------------------------------------------------------------------------------------

Compensation/Stock Option               Administers management incentive compensation plans,                         4
James E. Healey, Chairman               including the Company's stock option and incentive plan.  The
Donald L. Correll                       committee makes recommendations to the Board of Directors
David R. Ficca                          with respect to compensation of directors and executive
Jeremiah F. O'Connor                    officers.
Joseph C. Parisi
Robert P. Rittereiser

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------           ----------------------------------------------------------           ----------------
Name of Committee and Members           Functions of the Committee                                           Meetings in 2003
-----------------------------           ----------------------------------------------------------           ----------------

Corporate Planning and                  Responsible for the review of the annual budget, capital                      2
 Finance                                expenditures and other financial transactions.
Robert P. Ritterreiser,
 Chairman
Anthony S. Abbate
Anthony D. Andora
Donald L. Correll
John J. Eccleston
David R. Ficca
James E. Healey
John A. Schepisi

------------------------------------------------------------------------------------------------------------------------------------
Executive                               Has authority to exercise all of the powers of the Board                     12
Anthony S. Abbate, Chairman             of Directors with respect to the affairs of the Company, except
Anthony D. Andora                       that the Executive Committee may not: (1) Exercise such
John J. Eccleston                       powers while a quorum of the Board of Directors is actively
David R. Ficca                          convened for the conduct of business; (2) Declare a dividend or
James E. Healey                         approve any other distribution to stockholders; (3) Elect or
Jeremiah F. O'Connor                    appoint any officer or director; and (4) Make, alter or repeal
Robert P. Rittereriser                  the By-Laws of the Bank.
Benjamin Rosenzweig
------------------------------------------------------------------------------------------------------------------------------------

Governance
Jeremiah F. O'Connor,                   Develops and recommends to the Board of Directors a Code of                   1
 Chairman                               Business Conduct and Ethics and considers any waivers from
Gerald A. Calabrese, Jr.                the Company's Code of Business Conduct and Ethics. The
Anthony R. Coscia                       committee will arbitrate any issues involving conflicts of
David R. Ficca                          interest which are not in conformance with the Corporate
Nicholas R. Marcalus                    Governance Guidelines of the Company and its subsidiaries.
Eleanore S. Nissley
Benjamin Rosenzweig

------------------------------------------------------------------------------------------------------------------------------------

Nominating                              Advises and makes recommendations to the Board of Directors                    1
Anthony D. Andora, Chairman             concerning the selection of candidates as nominees for election
Gerald A. Calabrese, Jr.                as directors.  The committee will consider nominations
Anthony R. Coscia                       recommended by shareholders.  In accordance with the
Nicholas R. Marcalus                    Company's by-laws, such nominations, together with
Eleanore S. Nissley                     accompanying biographical material, must be in writing and
Jeremiah F. O'Connor                    should be addressed to the Secretary of the Company and must
Benjamin Rosenzweig                     be received not later than January 2 of the year of the annual meeting of shareholders.

------------------------------------------------------------------------------------------------------------------------------------

Compensation/Stock Option Committee Interlocks and Insider Participation

     No member of the Compensation/Stock Option Committee was, during 2003, an employee of the Company. During 2003, no executive officer of the Company (i) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, (ii) served as a director of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, or
(iii) was a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Director Compensation

     In 2003, each director of the Company not employed by the Company was paid a retainer of $1,000. The Company's Chairman of the Board, Vice-Chairman of the Board and Secretary of the Board received additional retainers of $1,500, $500 and $250, respectively. In addition, each director of the Bank not employed by the Bank was paid a retainer at an annual rate of $10,000, a fee of $500 for each board meeting attended, a fee of $400 for each executive committee meeting attended and a fee of $300 for attendance at other committee meetings. The Bank's Chairman of the Board, the Vice-Chairman of the Board and Secretary of the Company and the Bank received additional retainers of $16,500, $13,500 and $4,000, respectively. Directors who are chairmen of committees, which act in a dual capacity for the Company and the Bank, receive an additional retainer of $3,000 annually for the Company and $4,000 for the Bank. A director who is an employee of the Company or any subsidiary receives no retainer or fees.

     Directors, excluding directors who are employed by the Company or the Bank and participate in a separate plan, participate in a retirement benefit plan that entitles the director to receive upon retirement an amount equal to the annual retainer being paid directors (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Company and the Bank and to committee chairmen) multiplied by his or her years of service on the board, multiplied by his or her vested percentage. Notwithstanding the foregoing, the benefits payable to a participant who was a participant on January 1, 2002, shall not be less than the greater of: (i) the benefits such participant had accrued as of such date under the terms and provision of the plan in effect prior to its restatement on January 2, 2002, or
(ii) the cash value of any life insurance policy that was purchased and owned by the Company or the Bank for that participant under the terms and provisions of the plan in effect prior to its restatement. The benefit may be paid in a lump sum or paid out in five annual installment payments at the election of the participant.

     The Outside Director Incentive Compensation Plan is designed to attract qualified personnel to accept positions of responsibility as outside directors with the Company and to provide incentives for persons to remain on the board, as outside directors. The Compensation/Stock Option Committee administers the Outside Director Incentive Compensation Plan, reviews the awards and submits recommendations to the full board of directors for action. Options to acquire 1,500 shares of the Company's common stock are granted to each outside director of the Company each year on the anniversary date of the initial grant. Each option represents the right to purchase, upon exercise, one share of the Company's common stock at an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the Nasdaq National Market. Stock options may be exercisable between one and ten years from the date granted. All options granted under the Outside Director Incentive Compensation Plan shall be non-qualified stock options and are not entitled to special tax treatment under the Internal Revenue Code of 1986, as amended.

     A total of 150,000 shares of common stock were made available for option awards under the Outside Director Incentive Compensation Plan, of which options to purchase 67,500 shares have been granted to date. In 2003, options to acquire 18,000 shares were granted to the outside directors.

Proposal No. 2 - Ratification of Appointment of Independent Public Auditors
--------------------------------------------------------------------------------

General

     The Company's board of directors has selected Deloitte & Touche LLP, independent public auditors to audit the Company's consolidated financial statements for the current fiscal year ending December 31, 2004. The Company expects that a representative of Deloitte & Touche LLP will be present at the Company's annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public auditors is not required by the Company's bylaws or other applicable law. However, the Company's board of directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the board of directors in their discretion will reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the board of directors, in its discretion, may nevertheless appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in the Company's best interests and in the best interest of its shareholders.

Recommendation of the Company's Board of Directors

     The board of directors has unanimously approved the appointment of Deloitte & Touche LLP as independent public auditors and unanimously recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent public auditors for the fiscal year ending December 31, 2004. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of this proposal.

The Company's Executive Officers, Executive Compensation and Other Company Information
--------------------------------------------------------------------------------
Executive Officers

     The following tables sets forth the names, ages, and present positions of the Company's principal executive officers:

Executive Officers

Name                    Age           Positions Held with Interchange
----                    ---           -------------------------------

Anthony S. Abbate       64  President and Chief Executive Officer
Anthony J. Labozzetta   40  Executive Vice President and Chief Operating Officer
Patricia D. Arnold      45  Senior Vice President - Chief Credit Officer
Albert F. Buzzetti      64  Senior Vice President
Charles T. Field        39  Senior Vice President - Chief Financial Officer
Frank R. Giancola       50  Senior Vice President - Operations

Business Experience
--------------------------------------------------------------------------------
Anthony S. Abbate, age 64, is President and Chief Executive Officer of the Bank since 1981; Senior Vice President and Controller from October 1980. Engaged in the banking industry since 1959.

Anthony J.  Labozzetta,  age 40,  Executive Vice  President and Chief  Operating
Officer since February 2003; Executive Vice President and Chief Financial Officer from September 1997 to February 2003; Senior Vice President & Treasurer from 1995 to 1997. Engaged in the banking industry since 1989. Formerly a senior manager with an international accounting firm, specializing in the financial services industry.

Patricia D. Arnold, age 45, Senior Vice President & Chief Credit Officer from August 1998, Senior Vice President Commercial Lending since August 1997; First Vice President from 1995; Department Head Vice President from 1986; Assistant Vice President from 1985; Commercial Loan Officer-Assistant Treasurer from 1983. Engaged in the banking industry since 1981.

Albert F. Buzzetti, age 64, Senior Vice President since May 2003. Formerly President, Chief Executive Officer and Director of Bridge View Bancorp and Bridge View Bank from 1988 to 2003.

Charles T. Field, age 39, Senior Vice President and Chief Financial Officer since February 2003. Formerly Vice President Finance and Treasurer of Viatel, Inc. from 1999 to 2002 and Treasurer from 1998 to 1999, Corporate Controller of Horsehead Industries, Inc. from 1995 to 1998 and a manager specializing in financial institutions at an international accounting firm from 1987 to 1995.

Frank R. Giancola, age 50, Senior Vice President - Operations from September 1997; Senior Vice President-Retail Banking from 1993; Senior Vice President-Operations of the Bank from 1984; Senior Operations Officer from 1982; Vice President/Branch Administrator from 1981. Engaged in the banking industry since 1971.
--------------------------------------------------------------------------------

Executive Compensation

     The following table sets forth compensation paid by the Company and its subsidiaries during the years ended December 31, 2003, 2002 and 2001, for services in all capacities, to Mr. Abbate, the Company's chief executive officer, and all other executive officers of the Company whose total salary and bonus exceeded $100,000 during 2003.

SUMMARY COMPENSATION TABLE

                                                                     Annual Compensation                     Long-term Compensation
                                                  -----------------------------------------                 ------------------------
                                                                              Other          All Other       Restricted     Options
                                                                              Annual        Compensation       Stock        (No. of
Name and Principal Position (1)        Year        Salary($)   Bonus($)   Compensation($)     ($) (2)        Awards($)(3)    Shares)
_______________________________
                                     ----------   ----------  ---------- ---------------- ----------------  -----------    ---------

Anthony S. Abbate . . . . . . . . . . .2003        $390,000     $60,450                -         $111,515      $53,625       52,500
      President and CEO                2002         375,000     187,500                -           68,418      168,750       52,500
                                       2001         360,000     166,680                -           46,118      148,680       30,000

Anthony Labozzetta . . . . . . . . . . 2003         190,000      22,800           $7,599            8,124       33,250       18,750
   Executive Vice President and        2002         175,000      61,250           20,417            7,474       37,625       18,750
   Chief Operating Officer             2001         162,000      52,650           17,552            6,539       34,425        7,000

Patricia D. Arnold . . . . . . . . . . 2003         170,000      20,400            2,789            7,466       25,500       14,000
   Senior Vice President               2002         160,000      56,000            5,100            4,928       31,600       15,000
                                       2001         140,000      46,150            2,756            4,627       23,075        7,000

Albert F. Buzzetti . . . . . . . . . . 2003         105,981      10,560                -            6,912            -        2,000
   Senior Vice President               2002               -           -                -                -            -            -
                                       2001               -           -                -                -            -            -

Charles T. Field . . . . . . . . . . . 2003         146,961      19,800                -            4,253       28,875        5,000
   Senior Vice President and           2002               -           -                -                -            -            -
   Chief Financial Officer             2001               -           -                -                -            -            -

Frank R. Giancola . . . . . . . . . . .2003         150,000      18,000                -            6,713       21,750       14,000
   Senior Vice President               2002         144,000      50,400                -            6,443       15,000       15,000
                                       2001         139,500      45,338                -            6,115       22,320        7,000

_______________________________

   (1)Includes the President and CEO and all other executive officers whose total annual salary and bonus exceeded $100,000 in 2003.
   (2)Represents payments as shown below:

                                       Year         Abbate     Labozzetta     Arnold          Buzzetti         Field       Giancola
                                     ----------   ----------  -----------    -------------   ------------    ---------    ---------

Amounts contributed to 401(k) plan     2003         $ 8,000      $7,584           $6,656           $4,239       $3,852       $5,993
                                       2002           7,799       6,988            4,412                -            -        5,756
                                       2001           6,533       6,070            4,183                -            -        5,473

Value of life insurance                2003           3,564         540              810            2,673          401          720
   premium paid in respect             2002           3,564         486              516                -            -          688
   to coverage excess of               2001           3,564         470              444                -            -          643
   $50,000

Premium on disability                  2003           7,860           -                -                -            -            -
   policy                              2002           7,860           -                -                -            -            -
                                       2001           7,860           -                -                -            -            -

Contribution to                        2003          92,091           -                -                -            -            -
   Supplemental                        2002          49,195           -                -                -            -            -
   Executies' Retirement               2001          28,162           -                -                -            -            -
   Plan (4)
_______________________________

(3) The unvested restricted stock awards granted, to date, totaled 22,083, 11,783, 1,100, 3,229 and 6,023 for Messrs. Abbate, Labozzetta, Field, Giancola and Mrs. Arnold, respectively. The value of such awards at December 31, 2003, were $558,700, $298,110, $27,830, $81,694 and $152,382, respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Messrs. Abbate, Labozzetta, Field, Giancola and Mrs. Arnold vest in three years following the date of grant provided they do not terminate their employment during that period. Dividends will be paid on all restricted stock awards.

(4) In 1998, the Board of Directors amended the Supplemental Executives' Retirement Plan to provide Mr. Abbate with the retirement benefits he is entitled to as a member of the Board of Directors.

Stock Option Grants in Last Fiscal Year *

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 2003. All options granted during the year were incentive stock options:

                                                                                                      Potential Realized Value
                                Number of       % of Total                                             at Assumed Annual Rates
                               Securities         Options                                            of Stock Price Appreciation
                               Underlying       Granted to         Exercise or                            For Option Term (3)
                                 Options       Employees in         Base Price     Expiration     ----------------------------------
           Name                  Granted        Fiscal Year         ($/Sh) (1)      Date (2)            5%                10%
---------------------------   -------------    --------------      -------------   ------------   ----------------   ---------------
Anthony S. Abbate                   52,500              30.0             $26.25     1/22/2014          $2,244,820        $3,574,501
Anthony Labozzetta                  18,750              10.7              26.25     1/22/2014             801,722         1,276,608
Frank R. Giancola                   14,000               8.0              26.25     1/22/2014             598,619           953,200
Albert Buzzetti                      2,000               1.1              26.25     1/22/2014              85,517           136,171
Patricia Arnold                     14,000               8.0              26.25     1/22/2014             598,619           953,200
Charles T. Field                     5,000               2.9              26.25     1/22/2014             213,792           340,429
---------------------------

* The grant of stock options presented in this table was made in early 2004 based upon 2003 performance criteria.

(1) The exercise price was based on the closing price of a share of the Company's stock on the date of grant as reported on the NASDAQ National Market.

(2) Options are exercisable starting one year from the date of grant and become vested 1/3 each year from the grant date. Options expire if not exercised within 10 years of grant date.

(3) Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission in the proxy disclosure rules and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's per share stock price would be $42.76 and $68.09 if the increase was 5% and 10%, respectively, compounded annually over the option term.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                                                            Number of Securities
                                                           Underlying Unexercised             Value of Unexercised
                                                            Options at Year End              In-the-Money Options
                          No. Shares                   ------------------------------           at Year-end (2)
                          Acquired on    Value            Shares          Shares       -----------------------------------
         Name             Exercise      Realized (1)      Exercisable   Unexercisable      Exercisable       Unexercisable
------------------------  -----------  -------------   -------------  --------------   ----------------     --------------
Anthony S. Abbate (3)          16,991       $429,855          111,000         102,500         $1,364,671          $449,500
Anthony J. Labozzetta             500         12,639           40,875          34,750            513,806           140,850
Patricia D. Arnold                  -              -           36,750          27,500            461,360           120,100
Albert F. Buzzetti                  -              -                -           2,000                  -                 -
Charles T. Field                    -              -                -           5,000                  -                 -
Frank R. Giancola              15,592        394,473           36,750          27,500            461,360           120,100
-------------------------

(1) Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(2) Pre-tax gain. Value of unexercised in-the-money options based on the December 31, 2003 closing price of $25.30 as reported on the NASDAQ.
(3) Mr. Abbate's exercise of options was previously disclosed in the Notice of 2003 Annual Meeting of Shareholders and Proxy Statement.

Pension Plan and Supplemental Executives' Retirement Plan

     The Company, through the Bank, maintains a non-contributory defined benefit pension plan covering all eligible employees including Mrs. Arnold, Messrs. Abbate, Buzzetti, Field, Giancola and Labozzetta. Retirement income is based on years of service under the Plan and, subject to certain limits, on final average compensation.

     The Company maintains a Supplemental Executives' Retirement Plan, a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan. In 1998, the Company amended the Supplemental Executives' Retirement Plan to include the director related retirement benefits relating to Mr. Abbate's membership on the board of directors. Benefits under the Supplemental Executives' Retirement Plan are paid from the general assets of the Company.

     The following table shows the annual benefits payable based on a range of average compensation (comprised solely of base salary) and years of future service at normal retirement date.


   5-Year                     Years of Service at Normal Retirement Date
  Average          -------------------------------------------------------------
Compensation          5           10            20            30           35
--------------   ----------- -------------- ------------ ------------- ---------

      $100,000       $ 5,670        $11,340      $22,680      $ 34,020  $ 39,690
       150,000         9,420         18,840       37,680        56,520    65,940
       200,000        13,170         26,340       52,680        79,020    92,190
       250,000        16,920         33,840       67,680       101,520   118,440
       300,000        20,670         41,340       82,680       124,020   144,690
       400,000        28,170         56,340      112,680       169,020   197,190

-------------

1.   This Plan was effective January 1, 1993.
2. Benefits calculated are based on base salary and total credited service at normal retirement date from the later of (a) January 1, 1993 or (b) date of hire. The benefits above are inclusive of both benefits from the qualified defined benefit plan and from the defined benefit portion of the supplemental plan. Currently, the supplemental plan only covers Mr. Abbate.
3. Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.
4. The chart reflects a Social Security integration level based on the average age of the executive officer group, which was 51 years as of December 31, 2003.
5. Annual benefit shown in the table above is payable as a life annuity which is the normal form of retirement benefit for non-married participants. For married participants, the normal form of benefit is an actuarial equivalent joint and 50% survivor annuity.
6. At December 31, 2003, the estimated credited years of service for purposes of computing the retirement benefits under the Pension Plan and the SERP for the named executive officers are as follows: Mr. Abbate - 11 years; Mr. Labozzetta - 8 years; Mrs. Arnold - 11 years; Mr. Buzzetti - 1 year; Mr. Field - 1 year; and Mr. Giancola - 11 years.

Capital Investment Plan

     The Company also maintains a Capital Investment Plan covering all eligible employees, including the named executive officers. Retirement income is based on the value of each participant's account balance and is paid upon retirement, termination of employment, disability or death. The Supplemental Executive Retirement Plan also supplements the retirement benefits payable to certain participants under the Capital Investment Plan. Only Mr. Abbate participates in the Supplemental Executives' Retirement Plan. These benefits are intended to provide participants with an amount (plus earnings) that the Company would have contributed under the Capital Investment Plan as matching employer contributions and for fixed employer contributions (in excess of the amounts the Company actually contributed) if it were not for certain limitations imposed by the Internal Revenue Code under the Capital Investment Plan. The benefits under the Supplemental Executives' Retirement Plan with respect to the Capital Investment Plan are to be paid in lump sum in cash at the same time as the distribution of a participant's account balance is made under the Capital Investment Plan.

Change-in-Control Arrangements

     The Company has a Change-in-Control Agreement with each of Mrs. Arnold and Messrs. Abbate, Giancola and Labozzetta. The agreements provide, among other things, that if the executive is terminated during the two years after a "change in control", or if they voluntarily terminate during the two years following a "change in control", unless such termination is (i) because of the executive's death or retirement, (ii) by the Company for cause or disability or (iii) by the executive for other than for good reason, they shall receive an amount equal to two times their highest annualized base salary plus an amount equal to the sum of the bonuses paid for the previous two years, except for Mr. Abbate who shall receive three times his highest annualized base salary plus an amount equal to the greater of (i) the sum of the bonuses paid for the previous three years, or
(ii) $300,000, for the prior twelve months immediately proceeding the date of termination. In addition, the executives will receive their unpaid base salary up to termination, accrued vacation pay, a portion of the bonus in the year of termination which has not yet been awarded or paid under the management incentive plan, benefits and continuation of health and welfare benefits, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

Compensation/Stock Option Committee Report on Executive Compensation
--------------------------------------------------------------------------------

     The Compensation/Stock Option Committee is responsible for reviewing and recommending executive compensation to the full board of directors for action and administering the Company's executive compensation programs and plans. The Committee reports regularly to the board of directors. During 2003, the Committee consisted of six directors who were not employees of the Company and, therefore, not eligible to participate in such programs and plans.

Compensation Strategy

     The objectives of this Committee are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term shareholder value through stock appreciation and dividend yield, and the long-term best interests of the organization. Compensation programs for executives are designed to link compensation to the various performance measures of the Company discussed in this report and generally provide competitive compensation for executives at the seventy-fifth percentile of peer group banks (as determined by the Committee with the assistance of an independent consultant) and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of this peer group in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salary and annual bonus) is established based on the achievement of corporate financial targets and individual performance. The Stock Option and Incentive Plan, approved by shareholders in 1997, is intended to function as the basis for fostering alignment of executive compensation with the interests of shareholders.

     The policies with respect to each of these compensation elements as well as the basis for determining the compensation level of executive officers, including the President and Chief Executive Officer, Mr. Abbate, are described below.

Base Salary

     Base salaries for executive officers are based on the salary ranges that are established by the Committee annually for each position. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and Chief Executive Officer, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the Committee by the President and Chief Executive Officer. These evaluations, and an evaluation of the President and Chief Executive Officer by the Committee, are reviewed and submitted together with the Committee's recommendations to the full board of directors for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of the Company's goals and/or met objectives specifically assigned to that individual.

Annual Bonus

     The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets, which are weighted equally, are primarily based upon (i) the year-to-year increase in the Company's net after-tax earnings and (ii) achievement of a targeted return on equity. The targeted goal is established annually through the budgeting process, which is reviewed and approved by the board of directors, using input relating to performance opportunities for the year and the historical performance results of the Company. Individual and business results are pre-established targets for specific objectives relating to the executives' area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executives' compensation to the overall financial results of the Company for the year. The bonus for 2003 (paid in 2004) reflects the attainment of 96.75 percent of the financial targets set in 2003. The board of directors reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. In so doing, the Committee, among other matters, will take into account whether the Company, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and Chief Executive Officer's annual bonus award is also based upon performance-related factors including various predetermined strategic objectives.

     A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and the restricted stock is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the Summary Compensation Table as Other Annual Compensation.

Stock Option and Incentive Plan

     The Stock Option and Incentive Plan of 1997, as amended, is designed to align shareholders' and executive officers' interests. The Compensation/Stock Option Committee administers the plan, reviews the awards and submits recommendations to the full board of directors for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the Nasdaq National Market. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the common stock occurs over a specified number of years.

     The Stock Option and Incentive Plan also provides for the issuance of incentive stock awards as determined by the board of directors of the Company. Certain key executives may be awarded incentive compensation in the form of 3-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the purchase price of this stock are forfeitable should they terminate their employment during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of the Company.

     A total of 1,384,313 shares of common stock were made available for option and incentive awards under the Stock Option and Incentive Plan. Options to purchase 1,010,389 shares (net of forfeitures) and 168,064 shares of restricted stock have been granted to date. Options granted to the executives in 2003 and those granted in 2004 as a result of 2003's performance are included in the Summary Compensation Table.

Chief Executive Officer Compensation

     The compensation of the Company's President and Chief Executive Officer, Mr. Abbate, is reviewed by the Compensation/Stock Option Committee, which presents its recommendations to the board for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the Management Incentive Plan, the Stock Option and Incentive Plan, and the staff benefit programs as outlined elsewhere in this proxy statement. Mr. Abbate also participates in the Supplemental Executives' Retirement Plan. Mr. Abbate receives no compensation for his duties as a director. The committee bases Mr. Abbate's compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote the Company's long-term growth, organization stability, and financial strength. Mr. Abbate's salary was at the seventy-fifth percentile of the 2003 salary range for his position and his annual cash bonus for 2003 performance was based upon achieving 96.75 percent of targeted financial goals for that year. Mr. Abbate continues to provide the Company and the Bank with exemplary leadership, vision and commitment, and strives to meet the Company's long-term strategic goals.

    Submitted by the Compensation/Stock
 Option Committee:

    James E. Healey, Chairman
    Donald L. Correll
    David R. Ficca
    Jeremiah F. O'Connor
    Joseph C. Parisi
    Robert P. Rittereiser


Audit Committee Report
--------------------------------------------------------------------------------
     The Audit Committee consists of six directors, each of whom is independent as defined in the listing standards of the National Association of Securities Dealers. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Proposal No. 1 - Election of Directors - Committees and Meetings of the Board of Directors".

     In accordance with its written charter adopted by the board of directors, the Audit Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee met nine times during 2003. The Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the independent auditors prior to the public release of this information. The Chairman also discussed matters described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" ("SAS 61") with the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained, from the independent auditors, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board No. 1, "Independence Discussion with Audit Committees", discussed with auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The
Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing and concurred in the appointment of internal audit staff. The Committee reviewed with the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in SAS 61 and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of, and for, the fiscal year ended December 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the review and discussions with management and the independent auditors, the Committee recommended to the board that the Company's audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2003 and for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors, and the board concurred in such recommendation.

The Audit Committee:

John J. Eccleston, Chairman
Donald L. Correll
Anthony R. Coscia
James E. Healey
Eleanore S. Nissley
Joseph C. Parisi

                      Fees Paid to Our Independent Auditors

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche, LLP our independent auditors: ($ in thousands)

                               2003           2002
                           ------------    -----------
Audit Fees (a)                 $266,020       $260,120

Audit-Related Fees (b)           44,550         54,375

Tax Fees (c)                      3,000         21,000

All Other Fees                        -              -
                           ------------    -----------
Total                          $313,570       $335,495
                           ============    ===========

(a)  Fees for audit services billed in 2003 consisted of:

     o    Audit of the Company's  annual  financial  statements
     o    Reviews of the Company's quarterly financial statements
     o    Attestation  of  management's   assessment  of  internal  control,  as
          required by section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA)
     o    New Jersey State Bank Directors Examination

     Fees for audit services billed in 2002 consisted of:
     o    Audit of the Company's annual financial statements
     o    Reviews of the Company's quarterly financial statements

(b)  Fees for audit-related services billed in 2003 and 2002 consisted of:

     o    Due diligence associated with mergers/acquisitions
     o    Employee benefit plan audits
     o    Examination  of   management's   assertion   regarding  the  Company's
          compliance with its minimum servicing standards under the Uniform Single Attestation Program for Mortgage Bankers (USAP)

(c)  Fees for tax services billed in 2003 and 2002 consisted of tax compliance:

     o Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

     i.   Federal, state and local income tax return assistance
     ii.  Sales and use, property and other tax return assistance

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the "SEC") to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
-------------------

The services performed by the independent auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its January 23, 2003 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that the independent auditor may perform.

Any requests for audit, audit-related, tax, and other services not contemplated must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. During 2003 no such fees were incurred.

                        FIVE-YEAR PERFORMANCE COMPARISON

  The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with a Peer Group (1), the Nasdaq Stock Market
                     (U.S.) Index and the Nasdaq Bank Index


[Graph]

     Assumes $100 invested on December 31, 1998 in the Company Common Stock, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Bank Index and Peer Group Common Stock. Total stockholder returns assumes reinvestment of dividends.

____________________
(1) The Peer Group is comprised of 17 banking institutions in Connecticut, New Jersey and New York with asset size of at least $250 million, but less than $1 billion, as of June 30, 2003 the most recently available information as reported in the SNL Quarterly Bank Digest of December 2003. The banking institutions include are: First Litchfield Financial (CT); Center Bancorp Inc. (NJ), Community Bancorp of New Jersey (NJ), Greater Community Bancorp
     (NJ), Stewardship Financial Corp (NJ), SVB Financial Services Inc. (NJ) and Unity Bancorp Inc. (NJ); Alliance Financial Corp. (NY) Berkshire Bancorp Inc. (NY), Bridge Bancorp Inc. (NY), CNB Bancorp Inc. (NY), Evans Bancorp Inc. (NY), First of Long Island Corporation (NY), Intervest Bancshares Corp. (NY), Jeffersonville Bancorp (NY), Long Island Financial Corp. (NY) and Smithtown Bancorp Inc. (NY).


                                                                                Cumulative Total Return
                                                           ---------------------------------------------------------------
                                                                12/98     12/99      12/00      12/01     12/02      12/03
                                                           ----------  --------   --------    -------    ------    -------


Interchange Financial Services Corp.                           100.00    103.60      90.22     128.57    167.79     269.59
Peer Group                                                     100.00     88.48      91.64     109.51    147.63     198.15
Nasdaq Stock Market (U.S.)                                     100.00    192.96     128.98      67.61     62.17      87.61
Nasdaq Bank                                                    100.00    216.79     113.10      88.84     61.04      80.89


Principal Shareholders and Holdings of Management of the Company
--------------------------------------------------------------------------------
     The following table sets forth the beneficial ownership of the Company's common stock by (a) each beneficial owner of more than five percent of the common stock, (b) each director, (c) each named executive officer, and (d) all current directors and executive officers of the Company as a group. Beneficially owned shares include shares over which the named person exercised either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by spouse, minor children or by relatives sharing the same home, or
(ii) by entities owned or controlled by the named person. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan as of February 27, 2004.

                                                Beneficially           Right to      Deferral                     Percent
             Name and Address (1)                   Owned              Acquire (2)   Plans (3)      Total        of Class
   ------------------------------------------ ----------------      ------------- ----------- ---------------  -----------
                      (a)
   Banc Funds Company, LLC
   208 South Lasalle Street, Suite 1680
   Chicago, IL  60604. . . . . . . . . . . .           844,344  (4)            -            -         844,344      6.6
                      (b)
   Anthony S. Abbate. . . . . . . . . . . . .          253,029           111,000       22,083         386,112      3.0
   Anthony D. Andora. . . . . . . . . . . . .          206,948             3,000            -         209,948      1.6
   Gerald A. Calabrese, Jr. . . . . . . . . .          140,269                 -            -         140,269      1.1
   Donald L. Correll. . . . . . . . . . . . .           12,153             3,000            -          15,153       *
   Anthony R. Coscia. . . . . . . . . . . . .           12,075             3,000            -          15,075       *
   John J. Eccleston. . . . . . . . . . . . .          117,275               500            -         117,775       *
   David R. Ficca. . . . . . . . . . . . . .            87,257             3,000            -          90,257       *
   James E. Healey. . . . . . . . . . . . . .           57,066             1,500            -          58,566       *
   Nicholas R. Marcalus. . . . . . . . . . . .          13,422               500            -          13,922       *
   Eleanore S. Nissley. . . . . . . . . . . .           68,989             2,500            -          71,489       *
   Jeremiah F. O'Connor. . . . . . . . . . . .          80,198                 -            -          80,198       *
   Joseph C. Parisi . . . . . . . . . . . . .          155,132                 -            -         155,132      1.2
   Robert P. Rittereiser. . . . . . . . . . .           40,752             3,000            -          43,752       *
   Benjamin Rosenzweig. . . . . . . . . . . .          175,374             3,000            -         178,374      1.4
   John A. Schepisi . . . . . . . . . . . . .          158,808                 -            -         158,808      1.2
                      (c)
   Patricia D. Arnold . . . . .  . . . . . . .          12,921            36,750       20,775          70,446       *
   Albert F. Buzzetti . . . . .  . . . . . . .          72,002                 -           33          72,035       *
   Charles T. Field . . . . .  . . . . . . . .              -                 -         1,154           1,154       *
   Frank R. Giancola. . . . . . . . . . . . .           18,590            36,750       30,327          85,667       *
   Anthony Labozzetta . . . . . . . . . . . .           42,490            40,875       12,733          96,098       *
                      (d)
   Directors and executive officers as a
      group (20 persons). . . . . . . . . . .        1,724,930           248,375       87,105       2,060,410     16.1

   ------------------------------------------

   * Does not exceed one percent of class
    1.    The address for all persons listed under sections (b) and (c) is c/o Interchange Financial Services Corporation, Park 80
          West Plaza Two, Saddle Brook, New Jersey 07663.
    2.    Includes stock acquirable by exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
    3.    Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment power.
    4.    As reported on Form 13F for the period ended December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission. These persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) forms were filed on a timely basis during and for 2003.

Certain Relationships and Related Party Transactions of the Company
--------------------------------------------------------------------------------

Transactions with Management

     Officers and directors of the Company and their affiliated companies are customers of and are engaged in transactions with the Company and its subsidiaries in the ordinary course of business on substantially the same terms (including interest rates on loans, collateral and collectibility considerations) as those prevailing at the time for comparable transactions with other unaffiliated borrowers and suppliers.

     Mr. Andora, a director of the Company and the Bank, is a member of Andora & Romano, LLC, a firm that renders various legal services to the Company and its subsidiaries. During 2003, Andora & Romano received fees for legal services of $329,214, including $95,000 paid pursuant to retainer contracts and $205,950 representing fees for loan related matters, the bulk of which was reimbursed to the Bank by its customers. The Company expects to transact business with this firm in the future.

     Mr. Calabrese, Jr., a director of the Company and the Bank, is a member of Gerald A. Calabrese, Jr. & Company, a firm that renders real estate appraisal services to the Company and its subsidiaries. During 2003, Gerald A. Calabrese, Jr. & Company received $7,775 for real estate appraisals. The Company expects to transact business with this firm in the future.

     Mr. Marcalus, a director of the Company and the Bank, is a member of Marcal Paper Mills, Inc. During 2003, Marcal Paper Mills, Inc. received $62,350 for subletting space to the Bank. The Company expects to transact business with this firm in the future.

     Mr. Parisi, a director of the Company and the Bank, is a member of Otterstedt Insurance Company, a firm that renders various insurance services to the Company and its subsidiaries. During 2003, Otterstedt Insurance Company received $17,051 for insurance services. The Company expects to transact business with this firm in the future.

     Mr. Schepisi, a director of the Company and the Bank, is a member of Schepisi & McLaughlin, a firm that renders various legal services to the Company and its subsidiaries. During 2003, Schepisi & McLaughlin received fees for legal services of $26,906. The Company expects to transact business with this firm in the future.

Other Matters

     The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the annual meeting should be presented, the persons named in the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment pursuant to discretionary authority granted in the proxy. If any matter not proper for action at the annual meeting should be presented, the named proxies will vote against consideration thereof or action thereon.

Shareholder Communication

     The Company has also adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the board of directors by writing to such director(s) or to the whole Board of Directors in care of the Interchange Financial Services Corporation, Park 80 West/Plaza Two, Saddle Brook, NJ 07663,
Attention: Secretary of the Board. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole board of directors.

Nominating Committee

     Our Nominating Committee has authority to nominate individuals for election as directors. Our Nominating Committee Charter provides procedures to nominate directors. Nominations may be made by the board of directors or by any shareholder who holds stock in the Company and is entitled to vote. Nominations for the 2005 Annual Meeting (other than those approved by the Board) should be made in writing and mailed no later than the 120th calendar day before the first anniversary of the date of the Corporation's proxy statement for the previous year's annual meeting to the Nominating Committee, care of Interchange Financial Services Corporation, Park 80 West, Plaza II, Saddle Brook, NJ 07663, Attention:
Secretary of the Board.

     The criteria and qualifications of director nominees are based upon the needs of the Company at the time the nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields.

     A written statement from the nominee is required consenting to serve as director if elected. Nominations must include the nominee's name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience, number of shares owned, and other relevant information.

Directors Attendance at Meetings

     The  board of  directors  of the  Company  is  composed  of a  majority  of independent directors (as independence is defined in the NASD Listing Standards). During the fiscal year ended December 31, 2003, the board of directors of the Company and the Bank held a total of 16 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Boards of Directors and meetings of the committees on which they served. The Company also encourages all members of the Board to attend the Company's annual meeting of shareholders each year. All members of the board of directors of the Company attended the Company's 2003 annual meeting.

Submission of Shareholders Proposals

     Proposals intended for inclusion in the proxy statement for next year's annual meeting of shareholders must be in writing and must be received by the Secretary of the Company at Park 80 West/Plaza Two, Saddle Brook, NJ 07663, not later than December 18, 2004. To be considered for inclusion in the Company's proxy statement and form of proxy for an annual meeting, a shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for shareholder proposals.

Solicitation Expenses

     The Company is paying for distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Employees do not receive additional compensation for soliciting proxies.

Financial Materials

     Consolidated financial statements of the Company and its subsidiaries are included in the Company's Annual Report to Shareholders for the year 2003. Additional copies of the Annual Report to Shareholders and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained without charge from the Secretary of the Company, Park 80 West/Plaza Two, Saddle Brook, NJ 07663

Where You Can Find More Information

     The Company files annual, quarterly and current special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The Company's SEC filings are available to the public on the SEC's website at http://www.sec.gov. These filings are also available to the public from commercial document retrieval services.

     You can also read and copy reports, statements or other information filed by the Company with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

                                                                         (Front)
                PROXY INTERCHANGE FINANCIAL SERVICES CORPORATION
             Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eleanore S. Nissley, Anthony R. Coscia and John J. Eccleston as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on March 12, 2004, at the annual meeting of shareholders to be held April 22, 2004, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below                     WITHHOLD AUTHORITY
     (except as marked to the contrary below)  to vote for all  nominees  listed


For terms of three years: Anthony D. Andora, Gerald A. Calabrese, Jr., David R. Ficca, Nicholas R. Marcalus and Benjamin Rosenzweig. For terms of two years:
John A. Schepisi and for terms of one year: Joseph C. Parisi

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
                                                                         (Back)
(Continued from other side)

2.        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            FOR                      AGAINST                   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


                         Please sign exactly as name appears below.  When shares
                    are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      DATED:               ,2004
                            --------------------


                      ---------------------------
                      Signature

                      ---------------------------
                      Signature if held jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.